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                                                                    Exhibit 3.12


                            State of North Carolina

                      Department of the Secretary of State

                           ARTICLES OF INCORPORATION

Pursuant to Section 55-2-02 of the General Statutes of North Carolina, the undersigned does hereby submit these Articles of Incorporation for the purpose of forming a business corporation.

1.   The name of the corporation is:   Coastal Ag-Development, Inc.
                                    --------------------------------------------

2.   The corporation is authorized to issue 1,000 shares. These shares shall be:
     (check a or b)

     a. [X]  all of the one class, designated as common stock; or

     b. [ ] divided into classes or series within a class as provided in the attached schedule, in accordance with NCGS Section 55-6-01.

3. The street address and county of the initial registered office of the corporation is:

     Number and Street    225 Hillsborough Street
                      ----------------------------------------------------------

     City, State, Zip Code   Raleigh, North Carolina 27603     County    Wake
                           ----------------------------------          ---------

4. The mailing address if different from the street address of the initial registered office is:

     ---------------------------------------------------------------------------

5.   The name of the initial registered agent is:  C T CORPORATION SYSTEM
                                                 -------------------------------

6.   Any other provisions which the corporation elects to include are attached.

7.   The name and address of each incorporator is as follows:

                         Patricia A. Wade
                         200 Public Square
                         Cleveland, Ohio 44114-2375


8.   These articles will be effective upon filing, unless a date and/or time is specified:  upon filing
                  --------------------------------------------------------------

This the 13th day of February, 1991
         ----        --------  ----

                                                   Costal Ag-Development, Inc.
                                                 -------------------------------
                                                  /s/ P. A. WADE
                                                 -------------------------------
                                                           Signature

                                                  P. A. Wade, Incorporator
                                                 -------------------------------
                                                  Type or Print Name and Title


NOTES:

1. Filing fee is $100. One executed original and one exact or conformed copy of these articles must be filed with the Secretary of State.


      CORPORATIONS DIVISION   300 N SALISBURY ST.   RALEIGH NC 27603-5925
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STATE OF OHIO              )
                           )        ss:
COUNTY OF CUYAHOGA         )

         This is to certify that on the 13th day of February, 1991, personally came before me, a Notary Public, in and for the State and County aforesaid, P.
A. WADE, who, I am satisfied is the person named herein, and who executed the foregoing Articles of Incorporation; and I, having first made known to her the contents thereof, she did acknowledge that she signed and delivered the same as her voluntary act and deed for the uses and purposes therein expressed.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal, this 13th day of February, 1991.

                                                 /s/ JOANN MOTUZA-SHODA
                                             ------------------------------
                                                      (Notary Public)

My commission expires:

----------------------                             [NOTARY PUBLIC STAMP]